UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2023

Tingo Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	TIO	The NASDAQ Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2023, Dozy Mmobuosi, who accepted the position of Group Interim Co-CEO on September 15, 2023, has temporarily stepped down as Interim Co-Chief Executive Officer and Member of the Board of Directors in connection with an order sought by the Securities & Exchange Commission (the “SEC”) to prohibit him from acting as an officer or director of a public company. In addition, by mutual agreement with the Company’s Board of Directors, Mr. Mmobuosi will remain stood down until cleared of the allegations made against him.

The Company’s other interim co-CEO, Mr. Ken Denos, will serve as its interim group CEO until further notice. In addition, the management of each group company will remain in their respective roles, with the aim of delivering business stability and continuity pending the outcome of this matter.

Mr. Denos has no family relationships with any director or executive officer of the Company. There are no arrangements between Mr. Denos and any other person pursuant to which Mr. Denos was appointed as a group CEO of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Denos has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Resignation of John J. Brown

On December 21, 2023, John J. Brown tendered his resignation as a member of the board of directors (the “Board”) of Tingo Group, Inc. (the “Company”), effective immediately. Mr. Brown resigned due to his concerns relating to potential conflicts of interest in light of the SEC complaint and his pre-existing chairmanship of Agri-Fintech Holdings, Inc., the Company’s largest shareholder, and not in connection with any disagreements with the Company.

Item 8.01 Other Information.

According to the order, the Securities and Exchange Commission temporarily suspended trading in the Company’s securities because of questions and concerns regarding the adequacy and accuracy of publicly available information in the marketplace concerning the Company, including (1) press releases, periodic filings with the Securities and Exchange Commission—including Forms 10-K, 10-Q, and 8-K—and other publicly disseminated statements, since at least May 10, 2022, about the financial statements and business operations of its then merger acquisition target and current wholly-owned subsidiary, Tingo Mobile Ltd.; and (2) press releases, periodic filings with the Securities and Exchange Commission—including Forms 10-K, 10-Q, and 8-K—and other publicly disseminated statements, since at least February 9, 2023, about the financial statements and business operations of its wholly-owned subsidiary, Tingo Foods PLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated December 20, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023	TINGO GROUP, INC.

	By:	/s/ Kenneth Denos
		Name:	Kenneth Denos
		Title:	Interim CEO

2